Nuveen Churchill Direct Lending Corp. Announces
First Quarter 2025 Results

Reports First Quarter Net Investment Income of $0.53 per Share

Declares Second Quarter Regular Distribution of $0.45 per Share

NEW YORK, May 8, 2025 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the first quarter ended March 31, 2025.
Financial Highlights for the Quarter Ended March 31, 2025
•Net investment income of $0.53 per share
•Net realized and unrealized loss on investments of $(0.24) per share
•Net increase in net assets resulting from operations of $0.29 per share
•Net asset value ("NAV") per share of $17.96, compared to $18.18 per share as of December 31, 2024
•Paid first quarter regular distribution of $0.45 per share and the final special distribution declared in connection with the IPO of $0.10 per share on April 28, 2025, which represents a 12.4% total annualized distribution yield based on the first quarter NAV per share
•Declared second quarter regular distribution of $0.45 per share

“NCDL is off to a solid start in 2025, reflecting the continued strong performance of our investment portfolio”, said Ken Kencel, President and Chief Executive Officer of NCDL and Churchill. “Our portfolio is highly diversified with an average position size of 0.5% and remains well-positioned with only 0.4% of the total portfolio on non-accrual status on a fair value basis at the end of the first quarter. In today’s uncertain market environment, we remain focused on maintaining underwriting discipline, selectively investing in high-quality companies, and proactively managing our current portfolio.”
“During the first quarter, we continued to optimize our balance sheet and capital structure by issuing $300 million of unsecured notes and refinancing one of our CLOs allowing us to reduce our borrowing costs going forward,” said Shai Vichness, Chief Financial Officer of NCDL and Churchill. “We remain confident in the Company’s positioning as a leader in the core, traditional middle market, and we remain focused on continuing to deliver an attractive yield to our shareholders.”
Distribution Declaration
The Company’s Board of Directors (the "Board") has declared a second quarter 2025 regular distribution of $0.45 per share payable on July 28, 2025 to shareholders of record as of June 30, 2025.
PORTFOLIO COMPOSITION
As of March 31, 2025, the fair value of the Company's portfolio investments was $2.08 billion across 210 portfolio companies and 26 industries. This compares to $2.08 billion as of December 31, 2024 across 210 portfolio companies and 27 industries.
As of March 31, 2025, the Company’s portfolio based on fair value consisted of approximately 90.5% first-lien debt, 7.8% subordinated debt investments, and 1.7% equity investments. As of December 31, 2024, the Company’s portfolio based on fair value consisted of 90.6% first-lien debt, 7.7% subordinated debt investments, and 1.8% equity investments.
As of March 31, 2025 and December 31, 2024, the weighted average Internal Risk Rating of the portfolio at fair value was 4.1 and 4.1 (4.0 being the initial rating assigned at origination), respectively. As of March 31, 2025, there were investments in two portfolio companies on non-accrual representing 1.0% of total investments at amortized cost (or 0.4% of total investments at fair value). As of December 31, 2024, there was an investment in one portfolio company on non-accrual status representing 0.4% of total investments at amortized cost (or 0.1% of total investments at fair value).
PORTFOLIO AND INVESTMENT ACTIVITY
For the three months ended March 31, 2025, the Company funded $153.0 million of portfolio investments and received $148.4 million of proceeds from principal repayments and sales, compared to $151.1 million and $119.5 million, respectively, for the three months ended December 31, 2024.
RESULTS OF OPERATIONS FOR THE FIRST QUARTER ENDED MARCH 31, 2025
Investment Income
Investment income increased to $53.6 million for the three months ended March 31, 2025 from $51.6 million for the three months ended March 31, 2024 primarily due to increased investment activity, offset by a decrease in the weighted average yield of our debt and income producing investments. As of March 31, 2025, the weighted average yield of debt and income producing investments decreased to 10.10% from 11.55% as of March 31, 2024, at cost, primarily due to overall tightening of spreads in new investments and the decline in base interest rates.
Net Expenses
Net expenses increased to $26.1 million for the three months ended March 31, 2025 from $21.9 million for the three months ended March 31, 2024, primarily due to an increase in interest and debt financing expenses and management fees. Interest and debt financing expenses increased due to higher average daily borrowings and the acceleration of deferred financing costs on the termination of the Wells Fargo Financing Facility and the CLO-I refinancing during the period. The increase in management fees was driven by the Company's increase in total assets. Under the terms of the advisory agreement, the Adviser waived the incentive fee on income and the incentive fee on capital gains for the first five quarters beginning with the calendar quarter in which the IPO was consummated (i.e. beginning with the calendar quarter ended March 31, 2024 through the calendar quarter ended March 31, 2025).
Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments
For the three months ended March 31, 2025, the Company had a net realized gain on investments of $1.1 million compared to a net realized loss of $(3.6) million for the three months ended March 31, 2024. The net realized gain for the three months ended March 31, 2025 was primarily driven by realized gains from full or partial repayments and sales of investments in portfolio companies. The Company recorded a net change in unrealized loss of $(13.6) million for the three months ended March 31, 2025, compared to a net change in unrealized gain of $4.1 million for the three months ended March 31, 2024. The net change in unrealized loss for the three months ended March 31, 2025, primarily resulted from the underperformance of certain portfolio companies.
Financial Condition, Liquidity and Capital Resources
As of March 31, 2025, the Company had $49.2 million in cash and cash equivalents and $1.2 billion in total aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $172.8 million available for additional borrowings under its revolving credit facility, as of March 31, 2025. At March 31, 2025, the Company's debt to equity ratio was 1.31x (1.25x net debt to equity ratio) compared to 1.15x (1.10x net to debt equity ratio) at December 31, 2024.
CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its first quarter 2025 financial results today at 11:00 AM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.

About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”) the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.
Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future performance and financial performance and financial condition, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL's business, its financial condition and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL's portfolio companies and the general economy; general economic, political and industry trends and other external factors; the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
Contacts
Investors:
Investor Relations
NCDL-IR@churchillam.com
Media:
Prosek Partners
Madison Hanlon
Pro-churchill@prosek.com
4475095

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
Assets	(Unaudited)
Investments
Non-controlled/non-affiliated company investments, at fair value (amortized cost of $2,108,339 and $2,098,575, respectively)	$2,077,570	$2,081,379
Cash and cash equivalents	49,178	43,254
Restricted cash	—	50
Interest receivable	20,701	17,971
Derivative asset, at fair value (Note 4)	8,184	—
Receivable for investments sold	16,563	1,024
Other assets	388	47
Total assets	$2,172,584	$2,143,725

Liabilities
Debt (net of $10,315 and $6,668 deferred financing costs, respectively, and net of unamortized discount of $555 and $0, respectively) (See Note 7)	$1,199,570	$1,108,261
Payable for investments purchased	6,650	14,973
Interest payable	10,416	12,967
Management fees payable	3,914	3,956
Distributions payable	28,266	29,468
Directors’ fees payable	156	128
Accounts payable and accrued expenses	3,592	3,652
Total liabilities	$1,252,564	$1,173,405

Commitments and contingencies (See Note 8)

Net Assets: (See Note 9)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 51,217,252 and 53,387,277 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	$512	$534
Paid-in-capital in excess of par value	959,251	996,286
Total distributable earnings (loss)	(39,743)	(26,500)
Total net assets	$920,020	$970,320

Total liabilities and net assets	$2,172,584	$2,143,725

Net asset value per share (See Note 11)	$17.96	$18.18

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$50,846	$49,078
Payment-in-kind interest income	2,365	1,992
Dividend income	—	308
Other income	375	217
Total investment income	53,586	51,595

Expenses:
Interest and debt financing expenses	20,643	16,941
Management fees (See Note 6)	3,914	3,264
Incentive fees on net investment income	2,253	4,459
Professional fees	493	710
Directors' fees	156	128
Administration fees (See Note 6)	586	542
Other general and administrative expenses	342	277
Total expenses before incentive fees waived	28,387	26,321
Incentive fees waived (See Note 6)	(2,253)	(4,459)
Net expenses after incentive fees waived	26,134	21,862
Net investment income	27,452	29,733

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliated company investments	1,103	(3,625)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated company investments	(13,573)	4,057
Income tax (provision) benefit	39	(141)
Total net change in unrealized gain (loss)	(13,534)	3,916
Total net realized and unrealized gain (loss) on investments	(12,431)	291

Net increase (decrease) in net assets resulting from operations	$15,021	$30,024

Per share data:
Net investment income per share - basic and diluted	$0.53	$0.56
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.29	$0.57
Weighted average common shares outstanding - basic and diluted	52,211,340	52,758,353

PORTFOLIO AND INVESTMENT ACTIVITY (UNAUDITED)
(dollars in thousands)

	Three Months Ended March 31,
	2025	2024
Net funded investment activity
New gross commitments at par [1]	$166,239	$206,815
Net investments funded	153,019	204,330
Investments sold or repaid	(148,350)	(54,896)
Net funded investment activity	$4,669	$149,434

Gross commitments at par [1]
First-Lien Debt	$151,995	$201,005
Subordinated Debt	13,230	5,314
Equity Investments	1,014	496
Total gross commitments	$166,239	$206,815

Portfolio company activity
Portfolio companies, beginning of period	210	179
Number of new portfolio companies	12	23
Number of exited portfolio companies	(12)	(7)
Portfolio companies, end of period	210	195
Count of investments	490	414
Count of industries	26	26

New investment activity
Weighted average annual interest rate on new debt investments at par	9.38%	10.27%
Weighted average annual interest rate on new floating rate debt investments at par	9.10%	10.20%
Weighted average spread on new floating rate debt investments at par	4.81%	4.87%
Weighted average annual coupon on new fixed rate debt investments at par	12.57%	13.85%
__________________
1 Gross commitments at par includes unfunded investment commitments.

See Notes to Consolidated Financial Statements